March 2011

Preliminary Terms No. 36
Registration Statement No. 333-155535
Dated March 7, 2011
Filed pursuant to Rule 433

STRUCTURED INVESTMENTS
Opportunities in International Equities and Commodities

Global Expansion PLUS Based on a Basket of Two Indices and Five Exchange Traded Funds due April 12, 2012
Performance Leveraged Upside SecuritiesSM

PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities, currencies and bonds. These investments are designed to allow investors to capture enhanced returns relative to the asset’s actual positive performance. The leverage typically applies only for a certain range of price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor will receive an amount in cash that may be greater than, equal to or less than the stated principal amount based upon the closing value of the asset on the valuation date. The PLUS are senior unsecured obligations of JPMorgan Chase & Co., and all payments on the PLUS are subject to the credit risk of JPMorgan Chase & Co. The investor may lose some or all of the stated principal amount of the PLUS.

SUMMARY TERMS
Issuer:	JPMorgan Chase & Co.
Maturity date:	April 12, 2012, subject to adjustment for certain market disruption events and as described under “Description of PLUS — Payment at Maturity” in the accompanying product supplement no. MS-9-A-II
Aggregate principal amount:	$
Basket:	Basket component	Bloomberg ticker symbol	Basket component weighting	Initial value
The S&P 500® Index (the “SPX Index”)		SPX	40%
The Russell 2000® Index (the “RTY Index”)		RTY	10%
Shares of the iShares® MSCI EAFE Index Fund (the “EFA Shares”)		EFA	10%
Shares of the iShares® MSCI Emerging Markets Index Fund (the “EEM Shares”)		EEM	10%
Shares of the iShares® Dow Jones U.S. Real Estate Index Fund (the “IYR Shares”)		IYR	10%
Shares of the Technology Select Sector SPDR® Fund (the “XLK Shares”)		XLK	10%
Shares of the PowerShares DB Commodity Index Tracking Fund (the “DBC Shares”)		DBC	10%
We refer to the SPX Index and the RTY Index collectively as the underlying indices; the EFA Shares, EEM Shares, IYR Shares, XLK Shares and DBC Shares collectively as the ETF Shares; and the underlying indices and the ETF Shares collectively as the basket components.

Payment at maturity:	▪ If the final basket value is greater than the initial basket level, for each $10 stated principal amount PLUS,
$10 + leveraged upside payment
In no event will the payment at maturity exceed the maximum payment at maturity.
▪ If the final basket value is less than or equal to the initial basket value, for each $10 stated principal amount PLUS,
$10 x basket performance factor
This amount will be less than or equal to the stated principal amount of $10 per PLUS.
Leveraged upside payment:	$10 × leverage factor × basket percent increase
Basket percent increase:	(final basket value – initial basket value) / initial basket value
Basket performance factor:	final basket value / initial basket value
Initial basket value:	Set equal to 100 on the pricing date
Final basket value:	The basket closing value on the valuation date
Basket closing value:	The basket closing value on the valuation date will be calculated as follows:
100 × [1 + sum of (basket component return of each basket component × basket component weighting of each such basket component)]
Basket component return:	On the valuation date, the basket component return for each basket component is equal to the index return or share return, as applicable, for such basket component on the valuation date. See “Fact Sheet” in this document for more information.
Valuation date:	April 9, 2012, subject to adjustment for non-trading days or certain market disruption events and as described under “Description of PLUS — Postponement of a Calculation Date” in the accompanying product supplement no. MS-9-A-II
Leverage factor:	300%
Maximum payment at maturity:	$11.40 to $11.60 (114.00% to 116.00% of the stated principal amount) per PLUS. The actual maximum payment at maturity will be determined on the pricing date and will not be less than $11.40 or greater than $11.60.
Stated principal amount:	$10 per PLUS
Issue price:	$10 per PLUS (see “Commissions and issue price” below)
Pricing date:	March , 2011 (expected to price on or about March 8, 2011)
Original issue date:	March , 2011 (3 business days after the pricing date)
CUSIP / ISIN:	46634X336 / US46634X3364
Listing:	The PLUS will not be listed on any securities exchange.
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Commissions and issue price:	Price to Public(1)	Fees and Commissions(2)	Proceeds to Issuer
Per PLUS	$10.00	$0.20	$9.80
Total	$	$	$
(1)

The price to the public includes the estimated cost of hedging our obligations under the PLUS through one or more of our affiliates, which includes our affiliates’ expected cost of providing such hedge as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge.

For additional related information, please see “Use of Proceeds” beginning on PS-38 of the accompanying product supplement no. MS-9-A-II.
(2)

JPMS, acting as agent for JPMorgan Chase & Co., will receive a commission and will use all of that commission to allow selling concessions to Morgan Stanley Smith Barney LLC (“MSSB”) that will depend on market conditions on the pricing date. In no event will the commission received by JPMS and the selling concessions to be allowed to MSSB exceed $0.445 per $10 stated principal amount PLUS. See “Underwriting (Conflicts of Interest)” beginning on page PS-130 of the accompanying product supplement no. MS-9-A-II.

Investing in the PLUS involves a number of risks. See “Risk Factors” on page PS-15 of the accompanying product supplement no. MS-9-A-II and “Risk Factors” beginning on page 10 of these preliminary terms.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the PLUS or passed upon the accuracy or the adequacy of this document or the accompanying prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The PLUS are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement no. MS-9-A-II, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement no. MS-9-A-II dated March 7, 2011:
http://www.sec.gov/Archives/edgar/data/19617/000089109211001580/e42540_424b2.pdf
Prospectus supplement dated November 21, 2008:
http://www.sec.gov/Archives/edgar/data/19617/000089109208005661/e33600_424b2.pdf
Prospectus dated November 21, 2008:
http://www.sec.gov/Archives/edgar/data/19617/000089109208005658/e33655_424b2.pdf

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free (800) 869-3326.

Global Expansion PLUS Based on a Basket of Two Indices and Five Exchange Traded Funds due April 12, 2012
Performance Leveraged Upside SecuritiesSM

Investment Overview

Performance Leveraged Upside Securities

The PLUS Based on a Basket of Two Indices and Five Exchange Traded Funds due April 12, 2012 (the “PLUS”) can be used:

  As an alternative to direct exposure to the basket that enhances returns for a certain range of positive performance of the basket.

  To enhance returns and potentially outperform the basket in a moderately bullish scenario.

  To potentially achieve similar levels of upside exposure to the basket as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor.

  The PLUS are exposed on a 1:1 basis to the negative performance of the basket.

Maturity:	13 months
Leverage factor:	300%
Maximum payment at maturity:	$11.40 to $11.60 (114.00% to 116.00% of the stated principal amount) per PLUS (to be determined on the pricing date)
Minimum payment at maturity:	None

Basket Overview

The basket consists of (i) two equity indices that track the U.S. large cap and small cap equity markets; (ii) four equity-linked exchange traded funds that track the foreign developed markets, the foreign emerging markets and the real estate and technology sectors of the U.S. equity markets and (iii) a commodity-linked exchange traded fund that tracks futures contracts on fourteen commodities.

For more information on the individual basket components, see the accompanying product supplement.

Information as of market close on March 7, 2011:

Because the SPX Index makes up 40% of the basket, we expect that generally the market value of your PLUS and your payment at maturity will depend significantly on the performance of the SPX Index.

Basket Component Information as of March 4, 2011
	Bloomberg Ticker Symbol	Closing Price or Index Closing Value	52 Weeks Ago	52 Week High	52 Week Low	Basket component weighting
The S&P 500® Index	SPX	1321.15	1122.97	1343.01 (on 2/18/2011)	1022.58 (on 7/2/2010)	40%
The Russell 2000® Index	RTY	824.99	652.47	834.82 (on 2/18/2011)	590.03 (on 7/6/2010)	10%
Shares of the iShares® MSCI EAFE Index Fund	EFA	$61.23	$53.21	$61.91 (on 2/18/2011)	$46.29 (on 6/7/2010)	10%
Shares of the iShares® MSCI Emerging Markets Index Fund	EEM	$46.90	$39.91	$48.58 (on 11/4/2010)	$36.16 (on 5/20/2010)	10%
Shares of the iShares® Dow Jones U.S. Real Estate Index Fund	IYR	$58.81	$16.31	$60.58 (on 2/28/2011)	$45.32 (on 7/6/2010)	10%
Shares of the Technology Select Sector SPDR® Fund	XLK	$26.40	$22.02	$27.01 (on 2/18/2011)	$20.29 (on 7/2/2010)	10%
Shares of the PowerShares DB Commodity Index Tracking Fund	DBC	$30.43	$23.66	$30.43 (on 3/4/2011)	$21.20 (on 7/2/2010)	10%

March 2011	Page 2

Global Expansion PLUS Based on a Basket of Two Indices and Five Exchange Traded Funds due April 12, 2012
Performance Leveraged Upside SecuritiesSM

Basket Historical Performance – Daily Closing Price May 3, 2006 to March 4, 2011

The graph is calculated to show the performance of the basket during the period from May 3, 2006 through March 4, 2011, assuming the basket components are weighted as set out above such that the initial basket value was 100 and illustrates the effect of the offset and/or correlation among the basket components during such period. The graph does not take into account the leverage factor or the maximum payment at maturity on the PLUS, nor does it attempt to show your expected return on an investment in the PLUS. The historical values of the basket should not be taken as an indication of its future performance.

March 2011	Page 3

Global Expansion PLUS Based on a Basket of Two Indices and Five Exchange Traded Funds due April 12, 2012
Performance Leveraged Upside SecuritiesSM

Key Investment Rationale

The PLUS offer 300% leveraged upside, subject to a maximum payment at maturity of $11.40 to $11.60 (114% to 116% of the stated principal amount) per PLUS. The actual maximum payment at maturity will be determined on the pricing date.

Investors can use the PLUS to triple returns (excluding dividends) up to the maximum payment at maturity, while maintaining similar risk as a direct investment in the basket.

Leveraged Performance	The PLUS offer investors an opportunity to capture enhanced returns relative to a direct investment in the basket within a certain range of basket performance.
Best Case Scenario

The basket increases in value and, at maturity, the PLUS pay the maximum payment at maturity of $11.40 to $11.60 (114% to 116% of the stated principal amount) per PLUS. The actual maximum payment at maturity will be determined on the pricing date.

Worst Case Scenario	The basket declines in value and, at maturity, the PLUS pay less than the stated principal amount by an amount proportionate to the decline.

Summary of Selected Key Risks (see page 10)

  No guaranteed return of principal.

  No interest payments.

  Appreciation potential is limited to the maximum payment at maturity.

  The PLUS are subject to the credit risk of JPMorgan Chase & Co., and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the PLUS.

  Economic interests of the calculation agent and other affiliates of the issuer may be different from those of the investors.

  The PLUS will not be listed on any securities exchange and secondary trading may be limited.

  The inclusion of commissions and estimated cost of hedging in the original issue price is likely to adversely affect secondary market prices and you could receive less, and possibly significantly less, than the stated principal amount per PLUS if you try to sell your PLUS prior to maturity.

  The market price of the PLUS will be influenced by many unpredictable factors, including the value and volatility of the basket components and dividend rate of the securities, if applicable, underlying the basket components and the exchange rate and volatility of the exchange rate between the U.S. dollar and the currencies in which the securities or commodity futures contracts underlying the basket components trade.

  Investing in the PLUS is not equivalent to investing directly in the basket components or the securities or commodity futures contracts underlying the basket components.

  Changes in the value of the basket components may offset each other.

  The basket is composed of a limited number of underlying investments and these underlying investments may not participate in any global expansion; there are specific risks applicable to the basket components.

  The PLUS are subject to non-U.S. securities emerging markets risk.

  The PLUS are subject to risks associated with the real estate and technology industries as well as risks related to small capitalization stocks.

  The PLUS are subject to the risk of the volatility of commodities and the uncertain legal and regulatory regimes which govern commodities futures contracts.

  The PLUS are subject to currency exchange risk.

  There are differences between the ETF Shares and the reference indices underlying such ETF Shares.

  The anti-dilution adjustments the calculation agent is required to make do not cover every event that could affect the ETF Shares.

  Adjustments to a basket component by such basket component’s publisher could adversely affect the value of the PLUS.

  The tax consequences of an investment in the PLUS are unclear.

March 2011	Page 4

Global Expansion PLUS Based on a Basket of Two Indices and Five Exchange Traded Funds due April 12, 2012
Performance Leveraged Upside SecuritiesSM

Fact Sheet

The PLUS offered are senior unsecured obligations of JPMorgan Chase & Co., will pay no interest, do not guarantee any return of your principal at maturity and have the terms described in product supplement no. MS-9-A-II, the prospectus supplement and the prospectus, as supplemented or modified by these preliminary terms. At maturity, an investor will receive for each stated principal amount of PLUS that the investor holds, an amount in cash that may be greater than, equal to or less than the stated principal amount based upon the basket closing value of the basket on the valuation date. The PLUS are senior notes issued as part of JPMorgan Chase & Co.’s Series E Medium-Term Notes program. All payments on the PLUS are subject to the credit risk of JPMorgan Chase & Co.

Expected Key Dates
Pricing date:	Original issue date (settlement date):	Maturity date:
March , 2011 (expected to price on or about March 8, 2011)	March , 2011 (3 business days after the pricing date)	April 12, 2012, subject to postponement due to a market disruption event and as described under “Description of PLUS — Payment at Maturity” in the accompanying product supplement no. MS-9-A-II.

Key Terms
Issuer:	JPMorgan Chase & Co.
Basket:	Basket component	Bloomberg Ticker Symbol	Basket component weighting	Initial value
The S&P 500® Index (the “SPX Index”)		SPX	40%
The Russell 2000® Index (the “RTY Index”)		RTY	10%
Shares of the iShares® MSCI EAFE Index Fund (“the EFA Shares”)		EFA	10%
Shares of the iShares® MSCI Emerging Markets Index Fund (the “EEM Shares”)		EEM	10%
Shares of the iShares® Dow Jones U.S. Real Estate Index Fund (the “IYR Shares”)		IYR	10%
Shares of the Technology Select Sector SPDR® Fund (the “XLK Shares”)		XLK	10%
Shares of the PowerShares DB Commodity Index Tracking Fund (the “TIP Shares”)		DBC	10%
We refer to the SPX Index and the RTY Index collectively as the underlying indices; the EFA Shares, EEM Shares, IYR Shares, XLK Shares, and DBC Shares collectively as the ETF Shares; and the underlying indices and the ETF Shares collectively as the basket components.

Aggregate principal amount:	$
Issue price:	$10 per PLUS (see “Syndicate Information” on page 7)
Stated principal amount:	$10 per PLUS
Denominations:	$10 per PLUS and integral multiples thereof
Interest:	None
Payment at maturity:	▪ If the final basket value is greater than the initial basket value, for each $10 stated principal amount PLUS,
$10 + leveraged upside payment
In no event will the payment at maturity exceed the maximum payment at maturity.
▪ If the final basket value is less than or equal to the initial basket value, for each $10 stated principal amount PLUS,
$10 x basket performance factor
This amount will be less than or equal to the stated principal amount of $10 per PLUS.
Leveraged upside payment:	$10 x leverage factor x basket percent increase
Basket percent increase:	(final basket value – initial basket value) / initial basket value
Leverage factor:	300%
Basket performance factor:	final basket value / initial basket value
Initial basket value:	Set equal to 100 on the pricing date
Final basket value:	The basket closing value on the valuation date
Basket closing value:	The basket closing value on the valuation date will be calculated as follows:
100 × [1 + sum of (basket component return of each basket component × basket component weighting of each such basket component)]
Basket component return:	On the valuation date, the basket component return for each basket component is equal to the index return or share return, as applicable, for such basket component on the valuation date.
Index return:	With respect to each underlying index, the index return is equal to:
final index value – initial index value initial index value
Initial index value:	The index closing value of the underlying index on the pricing date
Final index value:	The index closing value on the valuation date
Share return:	With respect to each ETF Share, the share return is equal to:
final share price – initial share price initial share price
Initial share price:	The closing price of one ETF Share on the pricing date, divided by the adjustment factor
Final share price:	The closing price of one ETF Share on the valuation date

March 2011	Page 5

Global Expansion PLUS Based on a Basket of Two Indices and Five Exchange Traded Funds due April 12, 2012
Performance Leveraged Upside SecuritiesSM

Adjustment factor:

With respect to each ETF Share, set equal to 1.0 on the pricing date, subject to adjustment under certain circumstances. See “General Terms of Notes — Anti-Dilution Adjustments” in the accompanying product supplement no. MS-9-A-II.

Valuation date:

April 9, 2012, subject to adjustment for non-trading days or certain market disruption events and as described under “Description of PLUS — Payment at Maturity” in the accompanying product supplement no. MS-9-A-II

Maximum payment at maturity:

$11.40 to $11.60 (114.00% to 116.00% of the stated principal amount) per PLUS. The actual maximum payment at maturity will be determined on the pricing date and will not be less than $11.40 or greater than $11.60.

Adjustment of maturity date:

If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date as postponed falls less than three business days prior to the scheduled maturity date, the maturity date of the PLUS will be postponed until the third business day following the valuation date as postponed.

Risk factors:	Please see “Risk Factors” beginning on page 10.

March 2011	Page 6

Global Expansion PLUS Based on a Basket of Two Indices and Five Exchange Traded Funds due April 12, 2012
Performance Leveraged Upside SecuritiesSM

General Information
Listing:	The PLUS will not be listed on any securities exchange.
CUSIP / ISIN:	46634X336 / US46634X3364
Minimum ticketing size:	100 PLUS
Tax considerations:

You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-9-A-II. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special tax counsel, Davis Polk & Wardwell LLP, your PLUS should be treated as “open transactions” for U.S. federal income tax purposes that, subject to the discussion of the “constructive ownership” rules in the following sentence, generate long- term capital gain or loss if held for more than one year. The PLUS may be treated in whole or in part as subject to the constructive ownership rules of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If and to the extent that section applied, gain that would otherwise be long-term capital gain and that was in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and an interest charge would apply as if that income had accrued for tax purposes at a constant yield over the term of the PLUS. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the PLUS or, if so, how they would apply. Accordingly, U.S. Holders should consult their tax advisers regarding the potential application of the constructive ownership rules. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the PLUS. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by Non-U.S. Holders should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the PLUS, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice. In addition, based on certain factual assumptions and representations received from us, our special tax counsel is of the opinion that we should not be required to withhold under Sections 897 and 1445 of the Code and the regulations thereunder (collectively, “FIRPTA”) on proceeds paid to Non-U.S. Holders, although it is possible that we may decide (or that the IRS could argue) that we are required to do so. Non-U.S. Holders should also note that they may in any event be withheld upon at a rate of up to 30% unless they have submitted a properly completed IRS Form W-8BEN or otherwise satisfied the applicable documentation requirements.

The discussion in the preceding paragraph, when read in combination with the discussion in “Risk Factors — The tax consequences of an investment in the PLUS are unclear” in this document and the section entitled “Certain U.S. Federal Income Tax Consequences” in the accompanying product supplement, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal income tax consequences of owning and disposing of PLUS.

Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
Use of proceeds and hedging:

The net proceeds we receive from the sale of the PLUS will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the PLUS.

For further information on our use of proceeds and hedging, see “Use of Proceeds” in the accompanying product supplement no. MS-9-A-II.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement no. MS-9-A-II.
Contact:

Morgan Stanley Smith Barney clients may contact their local Morgan Stanley Smith Barney branch office or Morgan Stanley Smith Barney’s principal executive offices at 2000 Westchester Avenue, Purchase, New York 10577 (telephone number (800) 869-3326).

MSSB may reclaim selling concessions allowed to individual brokers within MSSB in connection with the offering if, within 30 days of the offering, MSSB repurchases the PLUS distributed by such brokers.

This offering summary represents a summary of the terms and conditions of the PLUS. We encourage you to read the accompanying product supplement no. MS-9-A-II, the prospectus supplement and prospectus for this offering, which can be accessed via the hyperlinks on the front page of this document.

March 2011	Page 7

Global Expansion PLUS Based on a Basket of Two Indices and Five Exchange Traded Funds due April 12, 2012
Performance Leveraged Upside SecuritiesSM

How PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the PLUS based on the following terms:

Stated principal amount:	$10 per PLUS
Leverage factor:	300%
Hypothetical maximum payment at maturity:	$11.50 (115.00% of the stated principal amount) per PLUS (which represents the midpoint of the range of $11.40 and $11.60)*

* If the actual maximum payment at maturity as determined on the pricing date is less than $11.50, your return, if any, may be lower than the returns shown below.

PLUS Payoff Diagram

How it works

  If the final basket value is greater than the initial basket value, for each $10 principal amount PLUS, investors will receive the $10 stated principal amount plus 300% of the appreciation of the basket closing value over the term of the PLUS, subject to the maximum payment at maturity. In the payoff diagram, an investor will realize the hypothetical maximum payment at maturity at a final basket value of 105% of the initial basket value.

    If the final basket value is greater than the initial basket value by 4%, the investor will receive a 12% return, or $11.20 per PLUS.

    If the final basket value is greater than the initial basket value by 30%, the investor will receive only the hypothetical maximum payment at maturity of $11.50 per PLUS, or 115% of the stated principal amount.

  If the final basket value is less than or equal to the initial basket value, the investor will receive an amount less than or equal to the $10 stated principal amount, based on a 1% loss of principal for each 1% decline in the basket closing value.

    If the final basket value is less than the initial basket value by 10%, the investor would lose 10% of its principal and receive only $9 per PLUS at maturity, or 90% of the stated principal amount.

March 2011	Page 8

Global Expansion PLUS Based on a Basket of Two Indices and Five Exchange Traded Funds due April 12, 2012
Performance Leveraged Upside SecuritiesSM

Payment at Maturity

At maturity, investors will receive for each $10 stated principal amount of PLUS that they hold an amount in cash based upon the final basket value, determined as follows:

If the final basket value is greater than the initial basket value:

 $10 + leveraged upside payment:

subject to the maximum payment at maturity for each PLUS,

If the final basket value is less than or equal to the initial basket value:

$10 × basket performance factor

Because the basket performance factor will be less than or equal to 1.0, this payment at maturity will be less than or equal to $10.

March 2011	Page 9

Global Expansion PLUS Based on a Basket of Two Indices and Five Exchange Traded Funds due April 12, 2012
Performance Leveraged Upside SecuritiesSM

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” beginning on page PS-15 of the accompanying product supplement no. MS-9-A-II. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the PLUS.

  The PLUS do not pay interest or guarantee return of any principal and your investment in the PLUS may result in a loss. The terms of the PLUS differ from those of ordinary debt securities in that the PLUS do not pay interest or guarantee the payment of any principal amount at maturity. If the final basket value is less than the initial basket value, the payout at maturity will be an amount in cash that is less than the $10 stated principal amount of each PLUS by an amount proportionate to the decline in the basket closing value.

  Appreciation potential is limited to the maximum payment at maturity. The appreciation potential of PLUS is limited by the maximum payment at maturity of $11.40 to $11.60 (114.00% to 116.00% of the stated principal amount) per PLUS. The actual maximum payment at maturity will be determined on the pricing date. Although the leverage factor provides 300% exposure to any amount by which the final basket value is greater than the initial basket value, because the maximum payment at maturity will be limited to 114.00% to 116.00% of the stated principal amount for the PLUS, any amount by which the final basket value is greater than the initial basket value by more than approximately 4.67% (in the case where the maximum payment at maturity is 114.00% of the stated principal amount) to approximately 5.33% (in the case where the maximum payment at maturity is 116.00% of the stated principal amount) will not further increase the return on the PLUS.

  The PLUS are subject to the credit risk of JPMorgan Chase & Co., and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the PLUS. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the PLUS at maturity, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to affect adversely the value of the PLUS.

  Economic interests of the calculation agent and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the PLUS, including acting as calculation agent and hedging our obligations under the PLUS. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the PLUS. The calculation agent will determine the initial basket value and the final basket value, and will calculate the amount you will receive at maturity. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor to a basket component or calculation of the final index value or final share price, as applicable, in the event of a discontinuance of a basket component, and any anti- dilution adjustments with respect to the ETF Shares, may affect the payout to you at maturity. In addition, we are currently one of the companies that make up the SPX Index. We will not have any obligation to consider your interests as a holder of the PLUS in taking any corporate action that might affect the value of the SPX Index or the PLUS.

  The inclusion in the original issue price of commissions and estimated cost of hedging is likely to adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the price, if any, at which JPMS is willing to purchase PLUS in secondary market transactions will likely be lower than the original issue price, because the original issue price will include, and secondary market prices are likely to exclude, commissions paid with respect to the PLUS, as well as the estimated cost of hedging the issuer’s obligations under the PLUS. In addition, any such prices may differ from values determined by pricing models used by JPMS, as a result of dealer discounts, mark-ups or other transaction costs. The PLUS are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your PLUS to maturity.

  The market price of the PLUS is influenced by many unpredictable factors. Several factors will influence the value of the PLUS in the secondary market and the price at which JPMS may be willing to purchase or sell the PLUS in the secondary market, including: the expected volatility of the basket components, interest and yield rates in the market generally, as well as in the markets of the securities or commodity futures contracts underlying or held by the basket components, time remaining to maturity or

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the dividend rate of the securities, if applicable, underlying the basket components, developments in the real estate market or the technology sector, the market prices of the physical commodities upon which the futures contracts held by the DBC Shares are based, geopolitical conditions and economic, financial, political, regulatory, geographical, agricultural, meteorological and judicial events that affect the securities or futures contracts underlying any basket component or stock or commodity futures markets generally, the exchange rate and the volatility of the exchange rate between the U.S. dollar and the currencies in which securities underlying the basket components are traded and the correlation between that rate and the prices of basket components, the occurrence of certain events to the ETF Shares that may or may not require an adjustment to the applicable adjustment factor and any actual or anticipated changes in our credit ratings or credit spreads. The price of the basket components may be and has recently been volatile, and we can give you no assurance that the volatility will lessen. You may receive less, and possibly significantly less, than the stated principal amount per PLUS if you try to sell your PLUS prior to maturity.

  Investing in the PLUS is not equivalent to investing in the basket components. Investing in the PLUS is not equivalent to investing in the basket components or any securities or commodity futures contracts underlying or included in the basket components. Investors in the PLUS will not have voting rights or any other rights with respect to the basket components or any securities or commodity futures contracts underlying or included in the basket components.

  The basket is composed of a limited number of underlying investments and these underlying investments may not participate in any global expansion; there are specific risks applicable to the basket components. The basket is composed of (i) two equity indices that track the U.S. large cap and small cap equity markets; (ii) four equity-linked exchange traded funds that track the foreign developed markets, the foreign emerging markets and the real estate and technology sectors of the U.S. equity markets and (iii) a commodity-linked exchange traded fund that tracks futures contracts on fourteen commodities. Given this limited focus, the basket may not contain the underlying investments that would perform well in the current economic conditions or in any expansion of the world economies. In addition, even if the basket contained investments that would perform well in a global economic expansion, such an expansion would be subject to numerous highly complex and inter-related economic and geopolitical events and conditions. Whether or not an expansion occurs, the basket components may decline significantly in value or underperform significantly other investments that are not included in the basket. Accordingly, the limited focus of the basket may have a significantly adverse effect on the value of the PLUS and your return at maturity, if any.

  There are specific risks associated with each of the basket components and the most significant of these risks are highlighted in the risk factors below.

  Adjustments to the basket components or the indices tracked by the basket components could adversely affect the value of the PLUS. Those responsible for calculating and maintaining the ETF Shares and the reference indices tracked by the ETF Shares can add, delete or substitute the components of the ETF Shares or the reference indices tracked by the ETF Shares, or make other methodological changes that could change the value of the ETF Shares or the reference indices tracked by the ETF Shares. In addition, the publisher of an underlying index may discontinue or suspend calculation or publication of the underlying index or any of the ETF Shares may be delisted from their relevant exchange or liquidated or otherwise terminated at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index or successor exchange-traded fund that is comparable to the discontinued underlying index or ETF Shares and is not precluded from considering indices or exchange traded funds that are sponsored, calculated or published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the value of the basket components and, consequently, the value of the PLUS.

  Your return on the PLUS will not reflect dividends or other distributions on the securities underlying the basket components. Your return on the PLUS will not reflect the return you would realize if you actually owned the securities, if applicable, underlying the underlying basket components and received the dividends or other distributions paid on those securities.

  There are risks associated with the ETF Shares. Although the ETF Shares are listed for trading on the NYSE Arca, Inc. and a number of similar products have been traded on NYSE Arca or other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the ETF Shares or that there will be liquidity in the trading market. In addition, the ETF Shares are subject to management risk, which is the risk that the applicable investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results.

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These constraints could adversely affect the market prices of the ETF Shares, and consequently, the value of the PLUS.

  We have no affiliation with the basket constituents. To our knowledge, we are not currently affiliated with any issuers of the securities, if applicable, underlying the basket components (other than the SPX Index). We assume no responsibility for the adequacy of the information about the basket constituents contained in these preliminary terms or in product supplement no. MS-9-A-II. You should make your own investigation into the basket constituents. We are not responsible for the basket components’ public disclosure of information, whether contained in SEC filings or otherwise.

  The ETF Shares and the reference indices underlying the ETF Shares are different. The performance of the ETF Shares may not exactly replicate the performance of the corresponding reference indices because the ETF Shares will reflect transaction costs and fees that are not included in the calculation of the reference indices tracked by those ETF Shares. Additionally, the investment adviser of those ETF
  Shares may have authorization to invest up to a certain percentage of its assets in shares of other exchange-traded funds that seek to track the performance of securities or commodity futures contracts of similar constituent countries or industries of the reference indices tracked by those ETF Shares.

  An investment in the PLUS will be subject to risks associated with small capitalization stocks. The stocks that constitute the RTY Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

  The PLUS are subject to currency exchange risk. Because the prices of the securities or commodity futures contracts underlying some of the basket components are converted into U.S. dollars for the purposes of calculating the net asset value of the basket components, holders of the PLUS will be exposed to currency exchange rate risk with respect to the currencies in which securities or commodity future contracts underlying the basket components are traded. Your net exposure will depend on the extent to which the currencies in which securities or commodity futures contracts underlying the basket components are traded strengthen or weaken against the U.S. dollar. If the U.S. dollar strengthens against the currencies in which securities or commodity futures contracts underlying the basket components are traded, the net asset value of the basket components will be adversely affected and the amount we pay you at maturity, if any, may be reduced. Of particular importance to potential currency exchange risk are:

    existing and expected rates of inflation;

    existing and expected interest rate levels;

    the balance of payments; and

    the extent of government surpluses or deficits in the component countries and the United States

  All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

  Changes in the value of the basket components may offset each other — Movements in the value of the basket components may not correlate with each other. At a time when the value of one or more of the basket components increases, the value of the other basket components may not increase as much or may even decline. Therefore, in calculating the final basket value, increases in the value of one or more of the basket components may be moderated, or more than offset, by lesser increases or declines in the level of the other basket components.

  The basket components are not equally weighted. Because the basket components are not equally weighted, the same percentage change in two of the basket components may have different effects on the basket closing value. For example, because the basket component weighting for the SPX Index is greater than the basket component weighting for the EFA Shares, a 5% decrease in the value of the SPX Index will have a greater effect on the basket closing value than a 5% increase in price of the EFA Shares.

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Because the SPX Index makes up 40% of the basket, we expect that generally the market value of your PLUS and your payment at maturity will depend significantly on the performance of the SPX Index.

  The PLUS entail non-U.S. securities emerging markets risk. The securities, if applicable, that compose the basket components may have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

  Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self- sufficiency.

  Owning the PLUS is not the same as owning the basket components. Owning the PLUS is not the same as owning the basket components. Accordingly, changes in the value of a basket component may not result in a comparable change of the market value of the PLUS. If the value of the basket on any trading day increases above the initial basket value, the value of the PLUS may not increase comparably, if at all. It is possible for the value of the basket components to increase moderately while the value of the PLUS declines.

  The anti-dilution protection for the ETF Shares is limited. The calculation agent will make adjustments to the applicable adjustment factors for certain events affecting the ETF Shares. However, the calculation agent will not make an adjustment in response to all events that could affect the ETF Shares. If an event occurs that does not require the calculation agent to make an adjustment, the value of the PLUS may be materially and adversely affected.

  Hedging and trading activity by the calculation agent and its affiliates could potentially affect the value of the PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the PLUS on or prior to the pricing date and prior to maturity could adversely affect the value of the basket components, and, as a result, could decrease the amount an investor may receive on the PLUS at maturity. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the value of the basket components on the pricing date and, therefore, could potentially increase the level that the basket components must reach on the valuation date before you receive a payment at maturity that exceeds the issue price of the PLUS. Additionally, such hedging or trading activities during the term of the PLUS, including on the valuation date, could adversely affect the final basket value and, accordingly, the amount of cash an investor will receive at maturity.

  The commodity futures contracts held by the DBC Shares are subject to uncertain legal and regulatory regimes — Any future regulatory changes, including but not limited to changes resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was enacted on July 21, 2010, may have a substantial adverse effect on the value of your PLUS. Additionally, in accordance with the Dodd-Frank Act, the U.S. Commodity Futures Trading Commission is drafting regulations that will affect market participants’ position limits in certain commodity-based futures contracts, such as futures contracts on certain energy and agricultural based commodities. These proposed regulations, when final and implemented, may reduce liquidity in the exchange-traded market for such commodity-based futures contracts.

  The PLUS do not offer direct exposure to commodity spot prices — The PLUS are linked in part to the DBC Shares, which hold commodity futures contracts, not physical commodities (or their spot prices). The price movements of a futures contract are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price movements in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the PLUS may underperform a similar investment that is linked to commodity spot prices.

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  Higher futures prices of the commodity futures contracts held by the DBC Shares relative to the current prices of such contracts may affect the price of the DBC Shares and the value of the PLUS — The DBC Shares hold futures contracts on physical commodities. As the exchange-traded futures contracts held by the DBC Shares approach expiration, they are replaced by contracts that have a later expiration. If the market for these contracts is (putting aside other considerations) in “contango,” where the prices are higher in the distant delivery months than in the nearer delivery months, the purchase of, for example, a contract for delivery in November would take place at a price that is higher than the price of a contract for delivery in October, thereby creating a negative “roll yield.” Contango could adversely affect the price of the DBC Shares and thus the value of PLUS linked to the DBC Shares.

  Commodity prices are characterized by high and unpredictable volatility, which could lead to high and unpredictable volatility in the price of the DBC Shares — Market prices of the commodity futures contracts held by the DBC Shares tend to be highly volatile and may fluctuate rapidly based on numerous factors. These factors may affect the price of the DBC Shares in varying ways, and different factors may cause the value of different commodity futures contracts held by the DBC Shares to move in inconsistent directions at inconsistent rates. In addition, the DBC Shares may be more volatile and susceptible to price fluctuations than a fund that tracks a broader commodity index.

  Suspension or disruptions of market trading in the commodity and related options futures markets may adversely affect the price of the DBC Shares, and therefore the value of the PLUS — U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the price of the DBC Shares and, therefore, the value of your PLUS.

  Risks associated with the real estate industry will affect the value of your PLUS — The iShares® Dow Jones Real Estate Index Fund holds a variety of real estate-related securities. The following are some of the conditions that might impact the value of the securities held by the iShares® Dow Jones Real Estate Index Fund and the value of the iShares® Dow Jones Real Estate Index Fund, and accordingly, the value of the basket and the value of your PLUS:

    a decline in the value of real estate properties;

    increases in property and operating taxes;

    increased competition or overbuilding;

    a lack of available mortgage funds or other limits on accessing capital;

    tenant bankruptcies and other credit problems;

    changes in zoning laws and governmental regulations;

    changes in interest rates; and

    uninsured damages from floods, earthquakes or other natural disasters.

  The difficulties described above could cause an upturn or a downturn in the real estate industry generally or regionally and could cause the value of the securities held by the iShares® Dow Jones Real Estate Index Fund and thus the value of the iShares® Dow Jones Real Estate Index Fund to decline or remain flat during the term of the PLUS, which may adversely affect the value of your PLUS.

  Risks associated with the technology sector will affect the value of your PLUS — The XLK Shares are be concentrated in the technology sector, which means the XLK Shares will be more affected by the performance of the technology sector than a fund or index that is more diversified. Market or economic factors impacting technology companies and companies that rely heavily on technology advances could have a major effect on the value of the XLK Shares. The value of stocks of technology companies and companies that rely heavily on technology is particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Technology

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companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. The difficulties described above could cause an upturn or a downturn in the technology sector generally or regionally and could cause the value of the securities held by the XLK Shares and thus the value of the XLK Shares to decline or remain flat during the term of the PLUS, which may adversely affect the value of your PLUS.

  Secondary trading may be limited. The PLUS will not be listed on a securities exchange. There may be little or no secondary market for the PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the PLUS easily. JPMS may act as a market maker for the PLUS, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the PLUS, the price at which you may be able to trade your PLUS is likely to depend on the price, if any, at which JPMS is willing to buy the PLUS. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the PLUS.

  The tax consequences of an investment in the PLUS are unclear. There is no direct legal authority as to the proper U.S. federal income tax characterization of the PLUS, and we do not intend to request a ruling from the IRS regarding the PLUS. The IRS might not accept, and a court might not uphold, the characterization and tax treatment of the PLUS described in “Fact Sheet—General Information—Tax considerations” in this document and in “Certain U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-9-A-II. If the IRS were successful in asserting an alternative characterization or treatment for the PLUS, the timing and character of income on the PLUS could differ materially and adversely from our description herein. Even if the characterization of the PLUS is respected, the IRS may assert that the PLUS constitute “constructive ownership transactions” within the meaning of Section 1260 of the Code. If and to the extent that section applied, gain that would otherwise be long-term capital gain and that was in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and an interest charge would apply as if that income had accrued for tax purposes at a constant yield over the PLUS’s term. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the PLUS or, if so, how they would apply. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the PLUS. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by Non-U.S. Holders should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-9-A-II and consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the PLUS, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice. In addition, based on certain factual assumptions and representations received from us, our special tax counsel is of the opinion that we should not be required to withhold under FIRPTA on proceeds paid to Non-U.S. Holders, although it is possible that we may decide (or that the IRS could argue) that we are required to do so. Non-U.S. Holders should also note that they may in any event be withheld upon at a rate of up to 30% unless they have submitted a properly completed IRS Form W-8BEN or otherwise satisfied the applicable documentation requirements.

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Information about the Basket Components and the Reference Indices

Basket Components

The S&P 500® Index. The S&P 500® Index, which is calculated, maintained and published by Standard & Poor’s Financial Services LLC (“Standard & Poor’s), consists of 500 component stocks selected to provide a performance benchmark for the U.S. equity markets. The calculation of the S&P 500® Index is based on the relative value of the float adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of the 500 similar companies during the base period of the years 1941 through 1943. The S&P 500® Index is described under the heading “The S&P 500® Index” in the accompanying product supplement no. MS-9-A-II.

The Russell 2000® Index. The Russell 2000® Index, which is calculated, maintained and published by Russell Investments, a subsidiary of Russell Investment Group, is designed to track the performance of the small capitalization segment of the U.S. equity market, and consists of the middle 2,000 companies included in the Russell 3000ETM Index. The Russell 3000ETM Index is composed of the 4,000 largest U.S. companies as determined by market capitalization and represents approximately 99% of the U.S. equity market. As a capitalization-weighted index, the Russell 2000® Index is calculated by adding the market values of its 2,000 components stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 2,000 stocks. The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 2000® Index on the base date of December 31, 1986. The Russell 2000® Index is described under the heading “The Russell 2000® Index” in the accompanying product supplement no. MS-9-A-II.

The iShares® MSCI EAFE Index Fund. The iShares® MSCI EAFE Index Fund is an exchange-traded fund managed by iShares® Trust (“iShares Trust”), a registered investment company. iShares Trust consists of numerous separate investment portfolios, including the iShares® MSCI EAFE Index Fund. BlackRock Fund Advisors (“BFA”) is currently the investment adviser for the iShares® MSCI EAFE Index Fund. This fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE® Index. Information provided to or filed with the SEC by iShares Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to the SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information. The iShares® MSCI EAFE Index Fund is described under the heading “The iShares® MSCI EAFE Index Fund” in the accompanying product supplement no. MS-9-A-II.

The iShares® MSCI Emerging Markets Index Fund. The iShares® MSCI Emerging Markets Index Fund is an exchange-traded fund managed by iShares®, Inc. (“iShares®”), a registered investment company. iShares® consists of numerous separate investment portfolios, including the iShares® MSCI Emerging Markets Index Fund. BFA is currently the investment adviser for the iShares® MSCI Emerging Markets Index Fund. This fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index. Information provided to or filed with the SEC by iShares® pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to the SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information. The iShares® MSCI Emerging Markets Index Fund is described under the heading “The iShares® MSCI Emerging Markets Index Fund” in the accompanying product supplement no. MS-9-A-II.

The iShares® Dow Jones U.S. Real Estate Index Fund. The iShares® MSCI Dow Jones U.S. Real Estate Index Fund is an exchange-traded fund managed by iShares Trust, a registered investment company. iShares Trust consists of numerous separate investment portfolios, including the iShares® MSCI Dow Jones US Real Estate Fund. BFA is currently the investment adviser for the iShares® MSCI Dow Jones US Real Estate Index Fund. This fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Dow Jones US Real Estate Index. Information provided to or filed with the SEC by iShares Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to the SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information. The iShares® Dow Jones U.S. Real Estate

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Index Fund is described under the heading “The iShares® Dow Jones U.S. Real Estate Fund” in the accompanying product supplement no. MS-9-A-II.

The Technology Select Sector SPDR® Fund. The Technology Select Sector SPDR® Fund is an investment portfolio managed by SSgA Funds Management, Inc., the investment adviser to the Technology Select Sector SPDR® Fund. This fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Technology Select Sector Index. Information provided to or filed with the SEC by the Select Sector Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information. The Technology Select Sector SPDR® Fund is described under the heading “The Technology Select Sector SPDR® Fund” in the accompanying product supplement no. MS-9-A-II.

PowerShares DB Commodity Index Tracking Fund. PowerShares DB Commodity Index Tracking Fund is a Delaware statutory trust managed by DB Commodity Services LLC. This fund seeks to track changes, whether positive or negative, in the level of the DBIQ Optimum Yield Diversified Commodity Index Excess ReturnTM over time, plus the excess, if any, of the PowerShares Fund’s interest income from its holdings of United States Treasury and other high credit quality short-term fixed income securities over the expenses of the fund. Information provided to or filed with the SEC by the the fund pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, can be located by reference to SEC file number 001-32726, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information. The PowerShares DB Commodity Index Tracking Fund is described under the heading “The PowerShares DB Commodity Index Tracking Fund” in the accompanying product supplement no. MS-9-A-II.

These preliminary terms relate only to the PLUS offered hereby and do not relate to the basket components. We have derived all disclosures contained in these preliminary terms regarding the basket components from the publicly available documents described in the preceding paragraph. In connection with the offering of the PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket components. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket components is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the value of the basket components (and therefore the value of the basket components at the time we price the PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket components could affect the value received at maturity with respect to the PLUS and therefore the trading prices of the PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket components.

We and/or our affiliates may presently or from time to time engage in business with the sponsors of the basket components. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the basket components, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the basket components. The statements in the preceding two sentences are not intended to affect the rights of investors in the PLUS under the securities laws. As a prospective purchaser of the PLUS, you should undertake an independent investigation of the basket components as in your judgment is appropriate to make an informed decision with respect to an investment in securities linked to the basket components.

iShares® is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BTC”). The PLUS are not sponsored, endorsed, sold, or promoted by BTC. BTC makes no representations or warranties to the owners of the PLUS or any member of the public regarding the advisability of investing in the PLUS. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the PLUS.

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Global Expansion PLUS Based on a Basket of Two Indices and Five Exchange Traded Funds due April 12, 2012
Performance Leveraged Upside SecuritiesSM

Reference Indices

The MSCI EAFE® Index. The MSCI EAFE® Index is a stock index calculated, published and disseminated daily by MSCI Inc. and is intended to provide performance benchmarks for the developed equity markets in Australia and New Zealand and those in Europe and Asia, which include Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. Effective May 2010, Israel has been reclassified as a developed market and has been included in the MSCI EAFE® Index. The MSCI EAFE® Index is described under the heading “The MSCI Indices” in the accompanying product supplement no. MS-9-A-II.

The MSCI Emerging Markets Index. The MSCI Emerging Markets Index is a stock index calculated, published and disseminated daily by MSCI and is intended to provide performance benchmarks for certain emerging equity markets including Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey. Effective May 27, 2010, Israel has been reclassified as a developed market by MSCI. Since that date, Israel is no longer included in the MSCI Emerging Markets Index. The MSCI Emerging Markets Index is described under the heading “The MSCI Indices” in the accompanying product supplement no. MS-9-A-II.

The Dow Jones U.S. Real Estate Index. The Dow Jones U.S. Real Estate Index measures the performance of the real estate sector of the United States equity market. Component companies include those that invest directly or indirectly in real estate through development, investment or ownership; companies that provide services to real estate companies but do not own the properties themselves (agencies, brokers, leasing companies, management companies and advisory services); and real estate investment trusts or corporations (“REITs”) or listed property trusts (“LPTs”) that invest in office, industrial, retail, residential, specialty (e.g., health care), hotel, lodging and other properties or that are directly involved in lending money to real estate owners and operators or indirectly through the purchase of mortgages or mortgage-backed securities. REITs are passive investment vehicles that invest primarily in income producing real estate or real estate-related loans and interests. The Dow Jones Real Estate Index is described under the heading “The iShares® Dow Jones U.S. Real Estate Index Fund — The Dow Jones U.S. Real Estate Index” in the accompanying product supplement no. MS-9-A-II.

The Technology Select Sector Index. The Technology Select Sector Index measures the performance of the technology sector of the U.S. equity market. The Technology Select Sector Index includes companies in the following industries: computers and peripherals; software; diversified telecommunication services; communications equipment; semiconductors & semiconductor equipment; internet software and services; IT services; electronic equipment, instruments and components; wireless telecommunication services and office electronics. The Technology Select Sector Index is described under the heading “The Technology Select Sector Index” in the accompanying product supplement no. MS-9-A-II.

The DBIQ Optimum Yield Diversified Commodity Index Excess ReturnTM. The DBIQ Optimum Yield Diversified Commodity Index Excess Return™ is intended to reflect the changes in market value, positive or negative, of futures contracts on certain commodities. The DBIQ Optimum Yield Diversified Commodity Index Excess Return™is (i) calculated on an excess return, or unfunded basis and (ii) rolled in a manner which is aimed at potentially maximizing the roll benefits in backwardated markets and minimizing the losses from rolling in contangoed markets. Futures contracts on the following commodities are included in the DBIQ Optimum Yield Diversified Commodity Index Excess Return™: Light Sweet Crude Oil (WTI), Heating Oil, RBOB Gasoline, Natural Gas, Brent Crude, Gold, Silver, Aluminum, Zinc, Copper Grade A, Corn, Wheat, Soybeans, and Sugar. The DBIQ Optimum Yield Diversified Commodity Index Excess ReturnTM is described under the heading “The DBIQ Optimum Yield Diversified Commodity Index Excess ReturnTM” in the accompanying product supplement no. MS-9-A-II.

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Global Expansion PLUS Based on a Basket of Two Indices and Five Exchange Traded Funds due April 12, 2012
Performance Leveraged Upside SecuritiesSM

Historical Information

The following tables set forth the published high and low index closing values or closing prices, as applicable, as well as end-of-quarter index closing values or closing prices, as applicable, for each of the basket components for each quarter in the period from January 2, 2006 through March 4, 2011 or, with respect to the DBC Shares, from May 3, 2006 to March 4, 2011. The graph following each basket component’s table below sets forth the daily index closing values or closing price, as applicable, of the relevant basket component for the relevant period. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical index closing values or closing prices, as applicable, of the basket components should not be taken as an indication of future performance, and no assurance can be given as to the index closing value or closing price, as applicable, on the valuation date.

S&P 500® Index	High	Low	Period End
2006

First Quarter
	1307.25	1254.78	1294.83
Second Quarter
	1325.76	1223.69	1270.20
Third Quarter
	1339.15	1234.49	1335.85
Fourth Quarter
	1427.09	1331.32	1418.30
2007

First Quarter
	1459.68	1374.12	1420.86
Second Quarter
	1539.18	1424.55	1503.35
Third Quarter
	1553.08	1406.70	1526.75
Fourth Quarter
	1565.15	1407.22	1468.36
2008

First Quarter
	1447.16	1273.37	1322.70
Second Quarter
	1426.63	1278.38	1280.00
Third Quarter
	1305.32	1106.39	1166.36
Fourth Quarter
	1161.06	752.44	903.25
2009

First Quarter
	934.70	676.53	797.87
Second Quarter
	946.21	811.08	919.32
Third Quarter
	1071.66	879.13	1057.08
Fourth Quarter
	1127.78	1025.21	1115.10
2010

First Quarter
	1174.17	1056.74	1169.43
Second Quarter
	1217.28	1030.71	1030.71
Third Quarter
	1148.67	1022.58	1141.20
Fourth Quarter
	1259.78	1137.03	1257.64
2011

First Quarter (through March 4, 2011)
	1343.01	1269.75	1321.15

S&P 500® Index – Daily Closing Level January 2, 2006 to March 4, 2011

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Performance Leveraged Upside SecuritiesSM

Russell 2000® Index	High	Low	Period End
2006

First Quarter
	765.14	684.05	765.14
Second Quarter
	781.83	672.72	724.67
Third Quarter
	734.48	671.94	725.59
Fourth Quarter
	797.73	718.35	787.66
2007

First Quarter
	829.44	760.06	800.71
Second Quarter
	855.09	803.22	833.70
Third Quarter
	855.77	751.54	805.45
Fourth Quarter
	845.72	735.07	766.03
2008

First Quarter
	753.55	643.97	687.97
Second Quarter
	763.27	686.07	689.66
Third Quarter
	754.38	657.72	679.58
Fourth Quarter
	671.59	385.31	499.45
2009

First Quarter
	514.71	343.26	422.75
Second Quarter
	531.68	429.16	508.28
Third Quarter
	620.69	479.27	604.28
Fourth Quarter
	634.07	562.40	625.39
2010

First Quarter
	690.3	586.49	678.64
Second Quarter
	741.92	609.49	609.49
Third Quarter
	677.64	590.03	676.14
Fourth Quarter
	792.35	669.45	783.65
2011

First Quarter (through March 4, 2011)
	834.82	773.18	824.99

Russell 2000® Index – Daily Closing Level January 2, 2006 to March 4, 2011

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Global Expansion PLUS Based on a Basket of Two Indices and Five Exchange Traded Funds due April 12, 2012
Performance Leveraged Upside SecuritiesSM

iShares® MSCI EAFE Index Fund	High ($)	Low ($)	Period End ($)
2006

First Quarter
	65.40	60.33	64.99
Second Quarter
	70.58	59.60	65.35
Third Quarter
	68.46	61.62	67.78
Fourth Quarter
	74.31	67.96	73.26
2007

First Quarter
	76.94	70.95	76.27
Second Quarter
	81.79	76.47	80.63
Third Quarter
	83.77	73.70	82.56
Fourth Quarter
	86.18	78.24	78.50
2008

First Quarter
	78.35	68.31	71.90
Second Quarter
	78.52	68.10	68.70
Third Quarter
	68.04	53.08	56.30
Fourth Quarter
	55.88	35.71	44.87
2009

First Quarter
	45.44	31.69	37.59
Second Quarter
	49.04	38.57	45.81
Third Quarter
	55.81	43.91	54.70
Fourth Quarter
	57.28	52.66	55.30
2010

First Quarter
	57.96	50.45	56.00
Second Quarter
	58.03	46.29	46.51
Third Quarter
	55.42	47.09	54.92
Fourth Quarter
	59.46	54.25	58.23
2011

First Quarter (through March 4, 2011)
	61.91	57.27	61.23

iShares® MSCI EAFE Index Fund – Daily Closing Price January 2, 2006 to March 4, 2011

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Global Expansion PLUS Based on a Basket of Two Indices and Five Exchange Traded Funds due April 12, 2012
Performance Leveraged Upside SecuritiesSM

iShares® MSCI Emerging Markets Index Fund	High ($)	Low ($)	Period End ($)
2006

First Quarter
	33.59	30.43	33.02
Second Quarter
	37.03	27.34	31.23
Third Quarter
	33.14	29.20	32.29
Fourth Quarter
	38.15	31.80	38.10
2007

First Quarter
	39.53	35.03	38.75
Second Quarter
	44.42	39.13	43.82
Third Quarter
	50.11	39.50	49.78
Fourth Quarter
	55.64	47.27	50.10
2008

First Quarter
	50.37	42.17	44.79
Second Quarter
	51.70	44.43	45.19
Third Quarter
	44.43	31.33	34.53
Fourth Quarter
	33.90	18.22	24.97
2009

First Quarter
	27.09	19.94	24.81
Second Quarter
	34.64	25.65	32.23
Third Quarter
	39.29	30.75	38.91
Fourth Quarter
	42.07	37.56	41.50
2010

First Quarter
	43.22	36.83	42.12
Second Quarter
	43.98	36.16	37.32
Third Quarter
	44.77	37.59	44.77
Fourth Quarter
	48.58	44.77	47.62
2011

First Quarter (through March 4, 2011)
	48.32	44.80	46.90

iShares® MSCI Emerging Markets Index Fund – Daily Closing Price January 2, 2006 to March 4, 2011

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Global Expansion PLUS Based on a Basket of Two Indices and Five Exchange Traded Funds due April 12, 2012
Performance Leveraged Upside SecuritiesSM

iShares® Dow Jones U.S. Real Estate Index Fund	High ($)	Low ($)	Period End ($)
2006

First Quarter
	75.02	65.73	73.50
Second Quarter
	72.20	67.29	71.30
Third Quarter
	78.20	71.33	77.13
Fourth Quarter
	86.83	77.03	83.71
2007

First Quarter
	94.71	82.34	85.27
Second Quarter
	87.77	76.86	77.20
Third Quarter
	80.25	67.79	76.57
Fourth Quarter
	80.85	65.00	65.70
2008

First Quarter
	68.22	59.02	65.10
Second Quarter
	71.65	60.95	60.95
Third Quarter
	67.20	56.34	61.95
Fourth Quarter
	61.17	25.40	37.23
2009

First Quarter
	37.26	22.21	25.46
Second Quarter
	35.55	25.30	32.34
Third Quarter
	45.04	29.88	42.66
Fourth Quarter
	47.44	39.63	45.92
2010

First Quarter
	50.83	42.45	49.78
Second Quarter
	54.66	46.95	47.21
Third Quarter
	55.21	45.32	52.88
Fourth Quarter
	57.62	52.71	55.96
2011

First Quarter (through March 4, 2011)
	60.58	55.59	58.81

iShares® Dow Jones U.S. Real Estate Index Fund – Daily Closing Price January 2, 2006 to March 4, 2011

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Global Expansion PLUS Based on a Basket of Two Indices and Five Exchange Traded Funds due April 12, 2012
Performance Leveraged Upside SecuritiesSM

Technology Select Sector SPDR® Fund	High ($)	Low ($)	Period End ($)
2006

First Quarter
	22.29	21.19	22.19
Second Quarter
	22.54	19.56	20.32
Third Quarter
	22.13	18.99	21.99
Fourth Quarter
	23.81	21.86	23.25
2007

First Quarter
	24.02	22.55	23.34
Second Quarter
	25.84	23.39	25.71
Third Quarter
	27.07	24.51	26.99
Fourth Quarter
	28.40	25.21	26.62
2008

First Quarter
	26.16	21.78	22.50
Second Quarter
	25.43	22.52	22.88
Third Quarter
	23.70	19.07	19.80
Fourth Quarter
	19.52	13.20	15.41
2009

First Quarter
	16.31	13.22	15.62
Second Quarter
	18.43	16.06	18.17
Third Quarter
	20.99	17.34	20.87
Fourth Quarter
	23.13	20.25	22.87
2010

First Quarter
	23.26	20.84	23.09
Second Quarter
	24.06	20.4	20.4
Third Quarter
	23.15	20.29	23.02
Fourth Quarter
	25.28	22.84	25.18
2011

First Quarter (through March 4, 2011)
	27.01	25.47	26.40

Technology Select Sector SPDR® Fund – Daily Closing Price January 2, 2006 to March 4, 2011

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Global Expansion PLUS Based on a Basket of Two Indices and Five Exchange Traded Funds due April 12, 2012
Performance Leveraged Upside SecuritiesSM

PowerShares DB Commodity Index Tracking Fund	High ($)	Low ($)	Period End ($)
2006

Second Quarter(from May 3, 2006)*
	26.98	23.98	25.35
Third Quarter
	26.46	23.00	23.95
Fourth Quarter
	25.84	23.18	24.55
2007

First Quarter
	25.74	22.43	25.36
Second Quarter
	26.64	24.97	25.78
Third Quarter
	28.15	25.09	28.10
Fourth Quarter
	31.95	27.03	31.55
2008

First Quarter
	38.90	30.73	35.87
Second Quarter
	45.56	35.65	44.90
Third Quarter
	46.38	32.39	33.83
Fourth Quarter
	33.05	19.69	21.19
2009

First Quarter
	22.74	18.15	20.00
Second Quarter
	24.19	19.44	22.62
Third Quarter
	23.95	20.74	22.06
Fourth Quarter
	24.84	21.70	24.62
2010

First Quarter
	25.72	22.38	23.52
Second Quarter
	24.7	21.25	21.57
Third Quarter
	24.11	21.2	24.11
Fourth Quarter
	27.58	24.08	27.58
2011

First Quarter (through March 4, 2011)
	30.43	27.13	30.43

PowerShares DB Commodity Index Tracking Fund – Daily Closing Price May 3, 2006* to March 4, 2011

*The DBC Shares commenced trading on May 3, 2006.

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Global Expansion PLUS Based on a Basket of Two Indices and Five Exchange Traded Funds due April 12, 2012
Performance Leveraged Upside SecuritiesSM

Supplemental Plan of Distribution

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the PLUS in the secondary market, but is not required to do so.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the PLUS and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “Use of Proceeds” beginning on page PS-38 of the accompanying product supplement no. MS-9-A-II.

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Global Expansion PLUS Based on a Basket of Two Indices and Five Exchange Traded Funds due April 12, 2012
Performance Leveraged Upside SecuritiesSM

Where You Can Find More Information

You may revoke your offer to purchase the PLUS at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the PLUS prior to their issuance. In the event of any changes to the terms of the PLUS, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this document together with the prospectus dated November 21, 2008, as supplemented by the prospectus supplement dated November 21, 2008 relating to our Series E medium-term notes of which these PLUS are a part, and the more detailed information contained in product supplement no. MS-9-A-II dated March 7, 2011.

This document, together with the documents listed below, contains the terms of the PLUS and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. MS-9-A-II, as the PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

  Product supplement no. MS-9-A-II dated March 7, 2011:
  http://www.sec.gov/Archives/edgar/data/19617/000089109211001580/e42540_424b2.pdf
  Prospectus supplement dated November 21, 2008:
  http://www.sec.gov/Archives/edgar/data/19617/000089109208005661/e33600_424b2.pdf
  Prospectus dated November 21, 2008:
  http://www.sec.gov/Archives/edgar/data/19617/000089109208005658/e33655_424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 19617.

As used in this document, the “Company,” “we,” “us” and “our” refer to JPMorgan Chase & Co.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

March 2011	Page 27